UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	July 8, 2021

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	NAVB	NYSE American

Item 1.01	Entry into a Material Definitive Agreement.

On July 8, 2021 (the “Amendment Effective Date”), Navidea Biopharmaceuticals, Inc. (the “Company”) entered into an Amendment to Stock Purchase Agreement and Letter of Investment Intent (the “Amendment”) with Keystone Capital Partners, LLC (“Investor”) pursuant to which Investor agreed to purchase 22,077 shares of Series D Redeemable Convertible Preferred Stock (“Series D Preferred Stock”) on or before July 9, 2021 at 5 p.m. Eastern Time for an aggregate purchase price of $2,207,700. The Amendment amends that certain Stock Purchase Agreement and Letter of Investment Intent (the “Purchase Agreement”) dated August 31, 2020 between the parties, pursuant to which Investor agreed to purchase 150,000 shares of Series D Preferred Stock for an aggregate purchase price of $15,000,000 before the end of the nine-month period following the date when the Company’s registration statement on Form S-1 filed pursuant to the Purchase Agreement was declared effective. Prior to the Amendment Effective Date, Investor had purchased 72,500 shares of Series D Preferred Stock pursuant to the Purchase Agreement, leaving a remaining balance of 77,500 shares of Series D Preferred Stock. After purchasing 22,077 of the remaining shares, Investor has no further right or obligation to purchase shares of Series D Preferred Stock pursuant to the Purchase Agreement. The Amendment also contains a customary mutual release provision.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2021, the Company’s Board of Directors (the “Board”) established the size of the Board at seven directors, and appointed John K. Scott, Jr. and Alexander L. Cappello to fill the Board’s two vacancies. Messrs. Scott and Cappello will serve as directors in the classes with terms expiring at the Company’s 2023 and 2022 annual meetings of stockholders, respectively.

Mr. Scott, age 66, has served as the owner and manager of PCS, Inc. since 1997, where he is responsible for directing the acquisition, financing, sales and operations for land entitlement and development for privately owned condominium, apartment, hotel, single family and retail projects in California, Colorado and Texas. He has also served as the general partner of NJD, Ltd., a Texas limited partnership, since 1997 and as the managing member of Merging Interests, Inc. since 1980. Mr. Scott also has extensive experience in conducting due diligence, feasibility studies, financial analysis, cost estimates and transaction negotiations for the purchase, lease, development, marketing and sale of projects and properties. Mr. Scott earned a B.S. in agricultural economics with an emphasis on construction management and real estate from the University of Wisconsin. On June 15, 2021, Mr. Scott filed a Schedule 13D (Amendment No. 8) with the Securities and Exchange Commission (the “SEC”) reporting his beneficial ownership of approximately 32.8% of the Company’s common stock.

Mr. Cappello, age 65, has led several public and private companies over the past 46 years, including Cappello Global, LLC, a global investment bank, whose principals have transacted business in over 50 countries. He is also a director of The Cheesecake Factory Incorporated (Nasdaq), lead director of Virco Manufacturing Corporation (Nasdaq), The Agnew Companies and Caldera Medical Corp. Mr. Cappello is a director of RAND Corporation’s Center for Middle East Public Policy, the Center for Global Risk and Security, and the RAND-Russia Forum. Mr. Cappello is a former Chairman of Intelligent Energy, PLC (London), Inter-Tel (Nasdaq), and Geothermal Resources Intl. (AMEX), and a former director of Nano Financial Holdings and California Republic Bank. He is also a former advisor to the board of Gusmer Enterprises and former trustee and chairman of the investment committee of City of Hope. Mr. Cappello received a B.S. in management and finance from the Marshall School of Business at the University of Southern California.

Mr. Cappello will participate in the Company's standard compensation program for non-employee directors, as described in the Company’s Annual Report on Form 10-K, filed with the SEC on March 26, 2021, except that pursuant to a recent amendment to that program, the retainers otherwise payable in cash will be paid 50% in cash and 50% in fully vested shares of the Company’s common stock. In light of Mr. Scott’s significant ownership in the Company, Mr. Scott has agreed to serve as a director without compensation.

There are no arrangements or understandings between either of Messrs. Scott or Cappello and any other person pursuant to which either was selected as a director of the Company and there are no family relationships between either of Messrs. Scott or Cappello and any of the Company’s directors or executive officers.

On February 13, 2020, the Company entered into a stock purchase agreement with Mr. Scott (the “2020 Purchase Agreement”) pursuant to which Mr. Scott purchased approximately 2.4 million shares of the Company’s common stock for aggregate gross proceeds of approximately $2.0 million. The Company agreed to file a registration statement on Form S-3 registering the resale of the shares of common stock issued to Mr. Scott, which was declared effective by the SEC on September 16, 2020. The foregoing description of the material terms of the 2020 Purchase Agreement is qualified in their entirety by reference thereto, which is filed as Exhibit 10.28 to the Company’s Annual Report on Form 10-K filed with the SEC on March 18, 2020, which is incorporated herein by reference.

On March 2, 2021, the Company) entered into a Stock Purchase Agreement and Letter of Investment Intent (the “Purchase Agreement”) with Mr. Scott pursuant to which the Company issued to Mr. Scott in a private placement transaction 50,000 shares of newly-designated Series E Redeemable Convertible Preferred Stock (the “Transaction Shares”) for an aggregate purchase price of $5,000,000. The Transaction Shares have the rights set forth in the Series E Preferred Certificate (as defined below).

Under the Purchase Agreement, Mr. Scott was granted a right of first offer with respect to future issuances of Company securities (the “Right of First Offer”); provided, however, that in no event shall Mr. Scott have such right if the acquisition of any of such securities would result in him beneficially holding more than thirty three and one-third percent (33.33%) of the Company’s outstanding common stock on an as-converted basis, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder (the “Share Cap”). In the event that Mr. Scott does not exercise the Right of First Offer, the Company will then be entitled to offer and sell the new securities to any third party at a price not less than, and upon terms no more favorable to the offeree than, those offered to Mr. Scott (a “Third Party Offering”). Pursuant to the Purchase Agreement, Mr. Scott also has the option to purchase up to thirty three and one-third percent (33.33%) of the new securities offered in a Third-Party Offering at the same price and upon the terms available to the other purchaser(s) (the “Preemptive Right”); provided, however, that in no event may Mr. Scott acquire new Company securities in a Third-Party Offering to the extent the acquisition thereof would violate the Share Cap. The Right of First Offer and the Preemptive Right will expire upon the earlier of (i) December 31, 2021 or (ii) upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company.

In connection with the March 2, 2021 private placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Company agreed to prepare and file with the SEC one or more registration statements to register for resale the maximum number of Conversion Shares (as defined below) issuable upon conversion of the Transaction Shares. In the event that both (i) the number of shares of the Company’s common stock beneficially held by Mr. Scott falls below twenty percent (20%) of the Company’s outstanding common stock on an as-converted basis, as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder and (ii) Mr. Scott is an affiliate (as that term is defined under Rule 144) at the time of the Reload Request (as defined below), the Company, upon written request from Mr. Scott (the “Reload Request”), will be required to prepare and file with the SEC one, and only one, additional registration statement covering the resale of those shares of the Company’s common stock owned by Mr. Scott as of the date of the Reload Request that, as of such time, are not registered for resale under the Securities Act of 1933, as amended.

The foregoing description of the material terms of the Purchase Agreement and the Registration Rights Agreement is qualified in its entirety by reference to such documents, which are filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on March 4, 2021, which are incorporated herein by reference.

There are no other transactions to which the Company is a party and in which either of Messrs. Scott or Cappello has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

In connection with their appointments, The Company will enter into standard Director Agreements with Messrs. Scott and Cappello, a form of which was previously filed as an exhibit to the Company’s Current Report on Form 8-K filed May 10, 2016, which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment to Stock Purchase Agreement and Letter of Investment Intent by and between the Company and Investor dated July 8, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: July 13, 2021	By:	/s/ Jed A. Latkin
Jed A. Latkin Chief Executive Officer, Chief Operating Officer and Chief Financial Officer

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